Exhibit 99.1

TeraWulf Inc. Announces Pricing of $20.6 Million Public Offering of Common Stock

EASTON, Md. – April 12, 2022 – TeraWulf Inc. (Nasdaq:WULF) (“TeraWulf” or the “Company”) today announced that it priced a public offering of its common stock (the “Offering”) for gross proceeds of approximately $20.6 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company. In addition, the Company granted the underwriters a 30-day option to purchase approximately $3.1 million of additional shares of common stock. All of the shares in the Offering are being sold by the Company. The Company anticipates using the net proceeds from the Offering to build mining operations and establish digital asset infrastructure and for working capital and general corporate purposes. The Offering is expected to close on April 14, 2022, subject to customary closing conditions.

Certain of TeraWulf’s existing investors, including the Company’s Chief Executive Officer Paul Prager, have agreed to purchase $5.0 million of shares of the Company’s common stock, at a price of $7.88 per share (the last reported sale price of the common stock on the Nasdaq on April 11, 2022) in a private offering, which is expected to close prior to or concurrently with the closing of the Offering.

Cantor Fitzgerald & Co. acted as the sole book-running manager for the Offering.

The underwriter may offer the shares from time to time for sale in one or more transactions on The Nasdaq Stock Market LLC (“Nasdaq”), in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. On April 11, 2022, the last sale price of the shares as reported on the Nasdaq was $7.88 per share.

The shares of common stock described above are being offered by the Company pursuant to its shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on February 4, 2022. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the Offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement (when available) and accompanying prospectus relating to these securities may also be obtained by sending a request to: Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 6th Floor New York, New York 10022; email: prospectus@cantor.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdictions.

About TeraWulf

TeraWulf (Nasdaq: WULF) was formed by an experienced group of energy entrepreneurs to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States. The Company is developing two mining facilities, Lake Mariner in New York and Nautilus Cryptomine in Pennsylvania, with the objective 800 megawatts of mining capacity deployed by 2025, enabling over 23 exahash per second of expected hashrate. TeraWulf will generate domestically produced bitcoin powered by nuclear, hydro and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus of ESG that ties direction to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward- looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of data mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, IKONICS and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward- looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Contact:

Investors
Sandy Harrison
harrison@terawulf.com
(410) 770-9500

Media
Michael Freitag / Joseph Sala / Lyle Weston
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449